Exhibit 99.2
www.nts.com

NEWS RELEASE FOR June 4, 2013

Contact:  Allen & Caron Inc
Jill Bertotti (investors)
jill@allencaron.com
(949) 474-4300

National Technical Systems Sets Date for Release of
Fiscal 2014 First Quarter Results and Conference Call

Calabasas, CA (June 4, 2013) – National Technical Systems, Inc. (NASDAQ: NTSC) (NTS), a leading provider of testing and engineering services, will report its financial results for the fiscal 2014 first quarter ended April 30, 2013, before the market opens on Tuesday, June 11, 2013, and will host a conference call at 11:30 a.m. Eastern Time (8:30 a.m. Pacific Time) that same day.

Conference Call
Toll free dial-in number:  1-877-941-8609
International dial-in number:  1-480-629-9692

Webcast
A live webcast and archived replay of the call can be accessed on the Investor Relations section of NTS’ website at: www.nts.com.

About National Technical Systems
National Technical Systems, Inc. is a leading provider of engineering services to the aerospace, defense, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit the Company’s website at www.nts.com or call 800-270-2516.

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National Technical Systems, Inc. Corporate Headquarters

24007 Ventura Boulevard, Suite 200, Calabasas, CA 91302	Main: 818-591-0776	Fax: 818-591-0899